As filed with the Securities and Exchange Commission on July 3, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Bazaarvoice, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-2908277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

(Full title of the plan)

Stephen R. Collins

Chief Executive Officer

Bazaarvoice, Inc.

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(512) 551-6000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Paul R. Tobias Wilson Sonsini Goodrich & Rosati, Professional Corporation 900 S. Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746-5546 (512) 338-5400	Bryan C. Barksdale General Counsel and Secretary Bazaarvoice, Inc. 3900 N. Capital of Texas Highway, Suite 300 Austin, Texas 78746-3211 (512) 551-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share:
—To be issued under the 2012 Equity Incentive Plan	3,682,913(2)	$9.06(3)	$33,367,191.78	$4,551.29
—To be issued under the 2012 Employee Stock Purchase Plan	736,582(2)	$7.71(4)	$5,679,047.22	$774.63
TOTAL:	4,419,495		$39,046,239.00	$5,325.92

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2012 Equity Incentive Plan (“2012 Plan”) and the 2012 Employee Stock Purchase Plan (“2012 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents annual increases on May 1, 2013 to the number of shares of the Registrant’s common stock reserved for issuance under the 2012 Plan and the 2012 ESPP, which annual increases are provided for in the 2012 Plan and the 2012 ESPP, respectively.
(3)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $9.06 per share, which represents the average of the high and low price per share of the Registrant’s common stock on July 2, 2013 as reported on the Nasdaq Global Select Market.
(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $9.06 per share (rounding up to the nearest cent), which represents the average of the high and low price per share of the Registrant’s common stock on July 2, 2013 as reported on the Nasdaq Global Select Market. Pursuant to the 2012 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of common stock will be 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the last day of the offering period, whichever is lower.

BAZAARVOICE, INC.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers additional shares of common stock of Bazaarvoice, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2012 Plan and 2012 ESPP. Accordingly, the contents of the previous Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on March 1, 2012 (File No. 333-179811) and September 14, 2012 (File No. 333-183923) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013, filed with the Commission on July 3, 2013;

(2) The Registrant’s Current Reports on Form 8-K filed with the Commission on May 2, 2013, June 4, 2013, June 11, 2013 and June 25, 2013; and

(3) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35433) filed with the Commission on February 21, 2012, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1*	Specimen Common Stock Certificate of Bazaarvoice, Inc. (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1)

4.2*	Amended and Restated Certificate of Incorporation of the Registrant, effective upon the closing of the Registrant’s initial public offering (which is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1)

4.3*	Amended and Restated Bylaws of the Registrant, effective upon the closing of the Registrant’s initial public offering (which is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1)

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1*	2012 Equity Incentive Plan and forms of agreements thereunder (which are incorporated herein by reference to Exhibits 10.5, 10.6, 10.7 and 10.7.1 to the Registrant’s Registration Statement on Form S-1)

10.2*	2012 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-176506), as declared effective on February 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 3rd day of July, 2013.

BAZAARVOICE, INC.

By:	/s/ Stephen R. Collins
Stephen R. Collins
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Collins and James R. Offerdahl, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Bazaarvoice, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen R. Collins	Director and Chief Executive Officer (principal executive officer)	July 3, 2013
Stephen R. Collins

/s/ James R. Offerdahl	Chief Financial Officer (principal financial officer and principal accounting officer)	July 3, 2013
James R. Offerdahl

/s/ Abhishek Agrawal	Director	July 3, 2013
Abhishek Agrawal

/s/ Neeraj Agrawal	Director	July 3, 2013
Neeraj Agrawal

/s/ Sydney Carey	Director	July 3, 2013
Sydney Carey

/s/ Brett A. Hurt	Director	July 3, 2013
Brett A. Hurt

/s/ Dev C. Ittycheria	Director	July 3, 2013
Dev C. Ittycheria

/s/ Edward B. Keller	Director	July 3, 2013
Edward B. Keller

Signature	Title	Date

/s/ Thomas J. Meredith	Director	July 3, 2013
Thomas J. Meredith

/s/ Christopher A. Pacitti	Director	July 3, 2013
Christopher A. Pacitti

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Specimen Common Stock Certificate of Bazaarvoice, Inc. (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1)

4.2*	Amended and Restated Certificate of Incorporation of the Registrant, effective upon the closing of the Registrant’s initial public offering (which is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1)

4.3*	Amended and Restated Bylaws of the Registrant, effective upon the closing of the Registrant’s initial public offering (which is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1*	2012 Equity Incentive Plan and forms of agreements thereunder (which are incorporated herein by reference to Exhibits 10.5, 10.6, 10.7 and 10.7.1 to the Registrant’s Registration Statement on Form S-1)

10.2*	2012 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-172783), as declared effective on February 23, 2012.